EXHIBIT 99.1

Steelcase Reports Revenue and Earnings Significantly Above Expectations

Momentum Projected to Continue in Second Quarter

GRAND RAPIDS, Mich., June 22, 2011 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE:SCS) today reported first quarter revenue of $639.4 million and net income of $7.5 million, or $0.06 per share, both above company estimates. Excluding restructuring costs, adjusted earnings equaled $0.10 per share. Steelcase reported $541.8 million of revenue and a net loss of $(0.08) per share in the first quarter of the prior year.

Organic revenue growth in the first quarter was broad-based and totaled 23 percent over the prior year after adjusting for the negative impact of $(35) million associated with the deconsolidation of IDEO, approximately $10 million related to favorable currency translation effects and $5 million from a dealer acquisition completed during the current quarter.

"Customers are responding very well to our insight-led solutions for the interconnected workplace," said James P. Hackett, president and CEO. "By staying invested in multiple growth initiatives during the worst of the recession, we established a strong foundation for the revenue growth which occurred across all of our segments again this quarter."

Current quarter operating income of $15.0 million represents an improvement of $16.4 million over the prior year. Excluding restructuring costs, first quarter adjusted operating income of $24.9 million improved $23.8 million compared to the prior year, driven largely by organic revenue growth but impacted by commodity costs which were approximately $9 million higher than the prior year.

Cost of sales was 69.8 percent of revenue in the current quarter compared with 69.9 percent in the prior year. Higher commodity costs and the impact of deconsolidating IDEO were more than offset by higher absorption of fixed costs associated with the revenue growth in the quarter and benefits from previous restructuring activities.

Operating expenses in the first quarter were $168.2 million compared with $161.9 million in the prior year. The increase was largely due to higher variable compensation expenses, partially offset by the impact of deconsolidating IDEO which had the effect of reducing operating expenses.

Interest expense was $8.4 million in the current quarter which included $4.0 million of interest expense associated with the February 2011 issuance of senior notes. The company plans to use the net proceeds from this issuance, together with available cash on hand, to repay $250 million of outstanding senior notes due in August 2011.

Cash, short-term investments and the cash surrender value of variable life company-owned life insurance (COLI) totaled $510.8 million and total debt was $543.5 million at the end of the first quarter.

The Board of Directors of Steelcase Inc. today declared a quarterly cash dividend of $0.06 per share to be paid on or before July 15, 2011 to shareholders of record as of July 1, 2011.

"The operating leverage associated with the year-over-year organic revenue growth remained strong again this quarter," said David C. Sylvester, senior vice president and CFO. "Our first quarter adjusted operating income increased by $24 million compared to the prior year, despite higher commodity costs of approximately $9 million, which were only modestly offset by recent price list adjustments."

Outlook

First quarter orders, which grew by more than 25 percent compared to the prior year, benefited from strength in the Americas in advance of a May 16th price list adjustment. The company expects second quarter fiscal 2012 revenue to be in the range of $670 to $695 million. This estimate includes an assumption of approximately $15 million from favorable currency translation effects compared to the prior year, as well as revenue from a dealer acquisition completed during May 2011. The company reported revenue of $599.8 million in the second quarter of fiscal 2011, which included $35 million of revenue from IDEO, which is no longer consolidated. Adjusting for these impacts, the company projects organic revenue growth in the range of 13 to 17 percent over the prior year.

Steelcase expects to report earnings between $0.06 and $0.10 per share for the second quarter of fiscal 2012, including restructuring costs of approximately $0.09 per share. These estimates also contemplate approximately $11 million of higher commodity costs compared to the prior year and approximately $4 million of incremental interest expense associated with the senior notes issued in February 2011. Steelcase reported earnings of $0.02 per share in the second quarter of fiscal 2011.

Mr. Hackett concluded, "We are at an important intersection. While the broader economic recovery remains challenged by a variety of headwinds, many of our customers are facing the realities of deferred spending during a decade in which various forces are having exponential consequences on their work environments. We believe our research partnerships and insight-led approach to product development and space applications represent a significant competitive advantage for our company."

Business Segment Results
(in millions)

As of the end of the first quarter of fiscal year 2012, we realigned our reportable segments for financial reporting purposes primarily as a result of the previously announced organizational changes to strengthen our position as a globally integrated enterprise. The accompanying segment date for the prior period has been reclassified to reflect these realignments.

	(Unaudited)
	Three Months Ended
	May 27, 2011	May 28, 2010	% Change

Revenue
Americas (1)	$ 408.5	$ 332.2	23.0%
EMEA (2)	153.9	110.7	39.0%
Other (3)	77.0	98.9	(22.1%)
Consolidated revenue	$ 639.4	$ 541.8	18.0%

Operating income (loss)
Americas	$ 21.1	$ 11.3
EMEA	(0.1)	(7.7)
Other	2.6	1.2
Corporate (4)	(8.6)	(6.2)
Consolidated operating income (loss)	$ 15.0	$ (1.4)

Operating income percent	2.3%	(0.3%)

Business Segment Footnotes

1. The Americas segment serves customers in the U.S., Canada and Latin America with a portfolio of integrated architecture, furniture and technology products marketed to corporate, government, healthcare, education and retail customers through the Steelcase, Coalesse, Turnstone, Details and Nurture by Steelcase brands.

2. The EMEA segment serves customers in Europe, the Middle East and Africa primarily under the Steelcase brand, with an emphasis on freestanding furniture systems, storage and seating solutions.

3. The Other category includes Asia Pacific, PolyVision and Designtex. (IDEO was consolidated through the third quarter of fiscal year 2011.)

4. Corporate expenses include unallocated portions of executive and shared services functions such as information technology, human resources, finance, legal, research and development and corporate facilities.

YEAR OVER YEAR ORGANIC REVENUE GROWTH BY SEGMENT
Q1 2012 vs. Q1 2011
	Steelcase Inc.	Americas	EMEA	Other category

Q1 2011 revenue, reported	$ 541.8	$ 332.2	$ 110.7	$ 98.9
IDEO revenue	(35.0)	--	--	(35.0)
Currency translation effects*	10.0	2.0	8.0	--
Adjusted Q1 2011 revenue	516.8	334.2	118.7	63.9

Q1 2012 revenue, reported	639.4	408.5	153.9	77.0
Dealer acquisition	(5.0)	(5.0)	--	--
Adjusted Q1 2012 revenue	634.4	403.5	153.9	77.0
Organic growth $	$ 118	$ 69	$ 35	$ 13
Organic growth %	23%	21%	30%	21%

* Currency translation effects represent the estimated net effect of translating Q1 2011 foreign currency revenues using the average exchange rates during Q1 2012.

PROJECTED ORGANIC REVENUE GROWTH
Q2 2012 vs. Q2 2011
	Steelcase Inc.

Q2 2011 revenue, reported	$ 600
IDEO revenue	(35)
Currency translation effects*	15
Adjusted Q2 2011 revenue	580

Q2 2012 revenue, projected	670 - 695
Dealer acquisition	(17)
Adjusted Q2 2012 projected revenue	653 - 678
Organic growth $	$ 73 - 98
Organic growth %	13% - 17%

* Currency translation effects represent the estimated net effect of translating Q2 2012 foreign currency revenues using the exchange rate at the end of Q1 2012.

STEELCASE INC.
ADJUSTED EARNINGS PER SHARE	Q1 2012

Earnings per share, reported	$ 0.06
Restructuring costs, net of tax, per share	0.04
Adjusted earnings per share	$ 0.10

Steelcase Inc.
	(Unaudited)
	Three Months Ended
	May 27, 2011		May 28, 2010

Revenue	$ 639.4	100.0%	$ 541.8	100.0%
Cost of sales	446.3	69.8	378.8	69.9
Restructuring costs	10.0	1.6	1.5	0.3
Gross profit	183.1	28.6	161.5	29.8
Operating expenses	168.2	26.3	161.9	29.9
Restructuring costs	(0.1)	(0.0)	1.0	0.2
Operating income (loss)	$ 15.0	2.3%	$ (1.4)	(0.3%)
Add: restructuring costs	9.9	1.6	2.5	0.5
Adjusted operating income (loss)	$ 24.9	3.9%	$ 1.1	0.2%

Americas
	(Unaudited)
	Three Months Ended
	May 27, 2011		May 28, 2010

Revenue	$ 408.5	100.0%	$ 332.2	100.0%
Cost of sales	287.5	70.4	237.0	71.4
Restructuring costs	7.3	1.8	1.4	0.4
Gross profit	113.7	27.8	93.8	28.2
Operating expenses	92.6	22.7	82.5	24.8
Restructuring costs	0.0	0.0	--	--
Operating income (loss)	$ 21.1	5.1%	$ 11.3	3.4%
Add: restructuring costs	7.3	1.8	1.4	0.4
Adjusted operating income (loss)	$ 28.4	6.9%	$ 12.7	3.8%

EMEA
	(Unaudited)
	Three Months Ended
	May 27, 2011		May 28, 2010

Revenue	$ 153.9	100.0%	$ 110.7	100.0%
Cost of sales	108.8	70.7	81.1	73.3
Restructuring costs	2.7	1.8	--	--
Gross profit	42.4	27.5	29.6	26.7
Operating expenses	42.5	27.6	37.1	33.5
Restructuring costs	0.0	0.0	0.2	0.2
Operating income (loss)	$ (0.1)	(0.1%)	$ (7.7)	(7.0%)
Add: restructuring costs	2.7	1.8	0.2	0.2
Adjusted operating income (loss)	$ 2.6	1.7%	$ (7.5)	(6.8%)

Other
	(Unaudited)
	Three Months Ended
	May 27, 2011		May 28, 2010

Revenue	$ 77.0	100.0%	$ 98.9	100.0%
Cost of sales	50.0	65.0	60.7	61.4
Restructuring costs	0.0	0.0	0.1	0.1
Gross profit	27.0	35.0	38.1	38.5
Operating expenses	24.5	31.8	36.1	36.5
Restructuring costs	(0.1)	(0.1)	0.8	0.8
Operating income (loss)	$ 2.6	3.3%	$ 1.2	1.2%
Add: restructuring costs	(0.1)	(0.1)	0.9	0.9
Adjusted operating income (loss)	$ 2.5	3.2%	$ 2.1	2.1%

Corporate	(Unaudited)
	Three Months Ended
	May 27, 2011		May 28, 2010

Operating expenses	$ 8.6		$ 6.2
Add: restructuring costs	--		--
Adjusted operating income (loss)	$ (8.6)		$ (6.2)

Webcast

Steelcase will discuss first quarter fiscal year 2012 results and business outlook on a conference call and webcast at 11:00 a.m. EDT tomorrow. Links to the webcast are available at ir.steelcase.com. Related presentation slides will be available on the company's website shortly after the press release is issued.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the company's earnings release are: (1) organic revenue growth, which represents the change in revenue over the prior year excluding currency translation effects and the impacts of the IDEO ownership transition and a recent dealer acquisition; (2) adjusted operating income (loss), which represents operating income (loss), excluding restructuring items; and (3) adjusted earnings per share, which represents earnings per share, excluding restructuring costs, net of tax. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

Forward-looking Statements

From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; changes in raw materials and commodity costs; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.

Steelcase Inc. helps create great experiences - wherever work happens. Our brands offer a comprehensive portfolio of workplace furnishings, products and services, inspired by nearly 100 years of insight gained serving the world's leading organizations. We are globally accessible through a network of channels, including over 650 dealers. We design for social, economic and environmental sustainability. Steelcase is a global, publicly traded company leading our industry with fiscal 2011 revenue of $2.4 billion.

The Steelcase Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7606

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share data)

	Three Months Ended
	May 27,	May 28,
	2011	2010

Revenue	$ 639.4	$ 541.8
Cost of sales	446.3	378.8
Restructuring costs	10.0	1.5
Gross profit	183.1	161.5
Operating expenses	168.2	161.9
Restructuring costs	(0.1)	1.0
Operating income (loss)	15.0	(1.4)
Interest expense	(8.4)	(4.5)
Investment Income	3.0	4.9
Other income (expense), net	1.9	1.4
Income (loss) before income taxes	11.5	0.4
Income tax expense (benefit)	4.0	11.5
Net income (loss) - Reported	7.5	$ (11.1)

Basic and diluted per share data:
Basic earnings per share - Reported	$ 0.06	$ (0.08)
Diluted earnings per share - Reported	$ 0.06	$ (0.08)
Dividends declared and paid per common share	$ 0.06	$ 0.04
Weighted average shares outstanding - basic	131.8	132.9
Weighted average shares outstanding - diluted	132.8	132.9

STEELCASE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	(Unaudited)
	May 27,	February 25,
ASSETS	2011	2011
Current assets:
Cash and cash equivalents	$ 82.2	$ 142.2
Short-term investments	316.6	350.8
Accounts receivable, net	312.0	271.0
Inventories	129.3	127.1
Deferred income taxes	57.1	58.0
Other current assets	78.0	63.2
Total current assets	975.2	1,012.3

Property and equipment, net	349.0	345.8
Company-owned life insurance	225.9	223.1
Deferred income taxes	138.7	132.2
Goodwill and other intangible assets, net	199.2	196.5
Other assets	93.4	86.6
Total assets	$ 1,981.4	$ 1,996.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 198.8	$ 195.0
Short-term borrowings and current portion of long-term debt	252.8	255.5
Accrued expenses:
Employee compensation	112.2	136.3
Employee benefit plan obligations	17.6	15.5
Other	153.3	134.5
Total current liabilities	734.7	736.8

Long-term liabilities:
Long-term debt less current maturities	290.7	291.3
Employee benefit plan obligations	167.0	170.0
Other long-term liabilities	74.7	80.0
Total long-term liabilities	532.4	541.3
Total liabilities	1,267.1	1,278.1

Shareholders' equity:
Common stock	37.1	48.5
Additional paid-in capital	26.6	20.2
Accumulated other comprehensive loss	2.0	0.6
Retained earnings	648.6	649.1
Total shareholders' equity	714.3	718.4

Total liabilities and shareholders' equity	$ 1,981.4	$ 1,996.5

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(in millions)

	Three Months Ended
	May 27,	May 28,
	2011	2010

OPERATING ACTIVITIES
Net income (loss)	$ 7.5	$ (11.1)
Depreciation and amortization	14.0	16.5
Changes in cash surrender value of company-owned life insurance	(2.8)	(5.0)
Changes in deferred income taxes	5.4	16.3
Changes in accounts receivable, net, inventories and accounts payable	(19.7)	(38.2)
Changes in employee compensation liabilities	(30.1)	(14.1)
Changes in other operating assets and liabilities	(18.1)	12.5
Other, net	5.1	4.0

Net cash used in operating activities	(38.7)	(19.1)

INVESTING ACTIVITIES
Capital expenditures	(18.1)	(9.1)
Purchases of investments	(5.6)	(1.5)
Liquidations of investments	39.2	1.0
Acquisition, net of cash received	(17.9)	--
Other, net	3.6	(0.2)

Net cash provided by (used in) investing activities	1.2	(9.8)

FINANCING ACTIVITIES
Dividends paid	(8.0)	(5.4)
Common stock repurchases	(11.5)	--
Other, net	(3.9)	(1.3)

Net cash used in financing activities	(23.4)	(6.7)

Effect of exchange rate changes on cash and cash equivalents	0.9	(1.1)

Net decrease in cash and cash equivalents	(60.0)	(36.7)
Cash and cash equivalents, beginning of period	142.2	111.1
Cash and cash equivalents, end of period	$ 82.2	$ 74.4
CONTACT: Investor Contact:
         Raj Mehan
         Investor Relations
         (616) 698-4734

         Media Contact:
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         Public Relations
         (616) 247-2747